As filed with the Securities and Exchange Commission on September 5, 2000

                                                   Registration No.  333-_______


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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933



                                 PEOPLES BANCORP

             (Exact name of Registrant as specified in its charter)


         Indiana                                        35-1811284
 (State of incorporation)                   (I.R.S. Employer Identification No.)

                               212 West 7th Street
                              Auburn, Indiana 46706
                    (Address of principal executive offices)



       Three Rivers Financial Corporation Stock Option and Incentive Plan
          (as assumed by Peoples Bancorp) and the 1998 Peoples Bancorp
                        Stock Option and Incentive Plan
                            (Full title of the Plans)

                           Mr. Maurice F. Winkler, III
         President, Chief Executive Officer, and Chief Operating Officer
                                 PEOPLES BANCORP
                               212 West 7th Street
                              Auburn, Indiana 46706
                                 (219) 925-2500

 (Name, address and telephone number, including area code, of agent for service)


                                    Copy to:
                                Edward L. Lublin
                         Manatt, Phelps & Phillips, LLP
                          1501 M Street N.W., Suite 700
                           Washington, D.C. 20005-1702
                                 (202) 463-4300

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                                    Proposed Maximum       Proposed Maximum

 Title of Securities to be Registered     Maximum Amount to be     Offering Price Per     Aggregate Offering           Amount of
                                             Registered (1)               Share                Price (3)           Registration Fee
----------------------------------------  ----------------------  ---------------------- ----------------------  -------------------
    Common Stock, $1.00 par value              170,000 shares     $2,529,600.00 (2)      $ ___________              $  667.81
    Common Stock, $1.00 par value              123,912 shares     $1,749,637.40 (2)      $1,749,637.40              $  461.90
                 TOTAL                         293,912 shares     $4,279,237.40          $ ___________              $1,129.71


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Under Rule 457(h) of the Securities Act of 1933, as amended, the registration fee may be calculated, inter alia, based upon the price at which stock options may be exercised. An aggregate of 293,912 shares are being registered hereby, of which 123,912 shares are under option at a weighted average exercise price of $14.12 per share ($1,749,637.40 in the aggregate). The remaining 170,000 shares not under option are being registered based upon the average of the high and low selling prices of the Registrant's common stock as reported on the Nasdaq National Market on August 21, 2000, of $14.88 per share ($2,529,600 in the aggregate), for a total offering of $4,279,237.40.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low selling prices per share of Registrant's Common Stock on August 21, 2000 as reported by the Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *

Item 2.  Registrant Information and Employee Plan Annual Information. *

         *This Registration Statement relates to the registration of 293,912 shares of Peoples Bancorp (the "Company" or "Registrant") common stock, $1.00 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant of its subsidiaries as compensation for services in accordance with the Registrant's 1998 Stock Option and Incentive Plan (the "Plan") under which 293,912 shares are issuable. Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Registrant's prospectus filed on January 7, 2000 pursuant to Rule 424(b) of the Securities Act, as amended, in connection with its Registration Statement on Form S-4 (File No. 333-92335), which contains audited financial statements for the Registrant's latest fiscal year for which statements have been filed.

         (b) The Registrant's Form 10-K for the fiscal year ended September 30, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Registrant's bylaws provide that Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action suit, or proceeding, whether civil, criminal, administrative, or investigative because such person is or was a director, officer, or employee or agent of Registrant or any predecessor. Under the terms of Registrant's Bylaws, this indemnification also will be provided to any person who is or was serving at the request of Registrant or any predecessor as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Registrant's Bylaws provide for indemnification to the fullest extent permitted bylaw. The rights of indemnification provided in Registrant's Bylaws are not exclusive of any other rights which may be available under Indiana law, any insurance or other agreement, by vote of stockholders or disinterested directors, or otherwise.

         To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Registrant, pursuant to the foregoing provisions or otherwise, Registrant understands that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against a public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

Exhibit No.

         4.1 Registrant's Articles of Incorporation (incorporated herein by reference to the Exhibit bearing the same name in the Registrant's Registration Statement on Form S-4, File No. 33-37343, originally filed with the commission on October 17, 1990 (the "Form S-4").

         4.2 Registrant's Restated Bylaws (incorporated by reference to the Exhibit bearing the same name in the Form S-4).

         4.3      Registrant's specimen stock certificate.

         4.5 Registrant's 1998 Stock Option and Incentive Plan(incorporated herein by reference to Exhibit 10.7 of the Registrant's Form S-4 filed with the commission on December 8, 1999).

         4.6 Three Rivers Financial Corporation Stock Option and Incentive Plan (as assumed by the Registrant).

         5.1      Opinion of Manatt, Phelps & Phillips, LLP.

         23.1     Consent of Manatt, Phelps & Phillips, LLP
                  (included in Exhibit 5.1).

         23.2     Consent of Olive LLP

         24.1     Power of Attorney (see signature page).


Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

    (i)  to include any prospectus required by Section 10(a)(3) of the 1933 Act;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

         (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn, State of Indiana, on this 21st day of August, 2000.

                                         PEOPLES BANCORP


                                 By:  Maurice F. Winkler, III
                                  President, Chief Executive Officer,
                                  and Chief Operating Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Maurice F. Winkler, III and Deborah K. Stanger, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                    Title                             Date
    ---------                    -----                             ----
Roger J. Wertenberger       Chairman of the Board                August 21, 2000

Maurice F. Winkler III      President, Chief Executive Officer,  August 21, 2000
                            Chief Operating Officer
                            (principal executive officer)

Deborah K. Stanger          Vice  President  and  Chief          August 21, 2000
                            Financial Officer
                            (principal financial and accounting
                            officer)

John C. Harvey              Director                             August 21, 2000

Bryce S. Holwerda           Director                             August 21, 2000

Douglas D. Marsh            Director                             August 21, 2000

John C. Thrapp              Director                             August 21, 2000

                                INDEX TO EXHIBITS

Exhibit

Number

         4.1 Registrant's Articles of Incorporation (incorporated herein by reference to the Exhibit bearing the same name in the Registrant's Registration Statement on Form S-4, File No. 33-37343, originally filed with the commission on October 17, 1990 (the "Form S-4").

         4.2 Registrant's Restated Bylaws (incorporated by reference to the Exhibit bearing the same name in the Form S-4).

         4.3      Registrant's specimen stock certificate.

         4.5 Registrant's 1998 Stock Option and Incentive Plan(incorporated herein by reference to Exhibit 10.7 of the Registrant's Form S-4 filed with the commission on December 8, 1999).

         4.6 Three Rivers Financial Corporation Stock Option and Incentive Plan (as assumed by the Registrant).

         5.1      Opinion of Manatt, Phelps & Phillips, LLP.

         23.1     Consent of Manatt, Phelps & Phillips, LLP
                 (included in Exhibit 5.1).

         23.2     Consent of Olive LLP

         24.1     Power of Attorney (see signature page).

                                   EXHIBIT 5.1

September 5, 2000

Peoples Bancorp
212 West 7th Street
Auburn, Indiana 46706

     Re: Peoples Bancorp -- Registration Statement on Form S-8 for Offering of an Aggregate of 293,912 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to Peoples Bancorp, an Indiana corporation (the "Company") in connection with the Registration Statement on Form S-8 to be filed on August 24, 2000 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 293,912 shares of the Company's Common Stock, $1.00 par value (the "Shares"), consisting of 293,912 shares authorized for issuance under the 1998 Peoples Bancorp Stock Option and Incentive Plan and the Three Rivers Financial Corporation Stock Option and Incentive Plan (as assumed by the Company) (collectively referred to herein as the "Plans").

         This opinion is being furnished in accordance with the  requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the establishment and/or assumption of the Plans and originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

         Based upon the foregoing review, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Plans and the provisions of the option agreements or stock purchase rights duly authorized under the Plans and the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                                Very truly yours,

                                /s/ Manatt, Phelps & Phillips, LLP

                                Manatt, Phelps & Phillips, LLP

                                  EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Peoples Bancorp (Company) of our report dated October 21, 1999 on the consolidated financial statements of the Company, which report is incorporated by reference in the Company's Annual Report on Form 10-K for the three years ended September 30, 1999 filed pursuant to the Securities Exchange Act of 1934.

/s/Olive LLP
Indianapolis, Indiana
September 5, 2000